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EXHIBIT 11.1

                             MASTER GRAPHICS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                         Three Months Ended        Nine Months Ended
                                                            September 30,            September 30,
                                                          1998         1999        1998         1999
                                                       -----------  ----------  -----------  ----------
Net earnings (loss)                                    $    1,886   $  (6,603)  $    3,063   $  (9,169)
Less preferred stock dividends                                (28)        (29)         (56)        (87)
Less accretion of preferred stock discount                    (29)        (30)         (58)        (90)
                                                       ----------   ---------   ----------   ---------
Net earnings (loss) applicable to common shares -
  before extraordinary loss                                 1,829      (6,662)       2,949      (9,346)
Extraordinary loss                                              0           0       (2,098)          0
                                                       ----------   ---------   ----------   ---------
  Net loss applicable to common shares                 $    1,829   $  (6,662)  $      851   $  (9,346)
                                                       ==========   =========   ==========   =========

Basic:
  Weighted average common shares outstanding            7,736,229   7,923,026    5,540,413   7,913,727
                                                       ==========   =========   ==========   =========
  Basic earnings (loss) per share -
     before extraordinary loss                         $     0.24   $   (0.84)  $     0.53   $   (1.18)
  Basic extraordinary loss per share                         0.00        0.00        (0.38)       0.00
                                                       ----------   ---------   ----------   ---------
     Basic loss per share                              $     0.24   $   (0.84)  $     0.15   $   (1.18)
                                                       ==========   =========   ==========   =========

Diluted:
  Net earnings (loss) applicable to common shares      $    1,829   $  (6,662)  $    2,949   $  (9,346)
  Plus preferred stock dividends                                0          28            0          89
  Plus accretion of preferred
     stock discount                                             0          30            0          90
  Plus deferred compensation provision                         15          12           31          35
                                                       ----------   ---------   ----------   ---------
  Net earnings (loss) applicable to common shares -
     before extraordinary loss                              1,844      (6,592)       2,980      (9,132)
  Extraordinary loss                                            0           0       (2,098)          0
                                                       ----------   ---------   ----------   ---------
     Net loss applicable to common shares              $    1,844   $  (6,592)  $      882   $  (9,132)
                                                       ==========   =========   ==========   =========

  Weighted average common shares outstanding            7,736,229   7,923,026    5,540,413   7,913,727
  Assumed exercise of lender warrants                     220,000     220,000      278,749     220,000
  Assumed exercise of the stock option clause in the
    deferred compensation agreements                      100,000     100,000      100,000     100,000
  Assumed conversion of preferred stock                         0     177,776            0     177,776
                                                       ----------   ---------   ----------   ---------
                                                        8,056,229   8,420,802    5,919,162   8,411,503
                                                       ==========   =========   ==========   =========
  Diluted earnings (loss) per share -
     before extraordinary loss                         $     0.23   $   (0.78)  $     0.50   $   (1.09)
  Diluted extraordinary loss per share                       0.00        0.00        (0.35)       0.00
                                                       ----------   ---------   ----------   ---------
     Diluted loss per share                            $     0.23   $   (0.78)  $     0.15   $   (1.09)
                                                       ==========   =========   ==========   =========
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